UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Effective January 27, 2016, Baxter International Inc. (the “Company”) terminated its existing 364-Day Credit Agreement, dated as of December 10, 2014, among the Company, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, and the lender(s) party thereto from time to time (as amended by Amendment No. 1, dated as of December 8, 2015 (“Amendment No. 1”), the “Credit Agreement”). The Credit Agreement provided for a revolving credit commitment of up to $1.8 billion, of which an aggregate principal amount of $1.45 billion was drawn and outstanding immediately prior to the termination of the Credit Agreement. The Credit Agreement was scheduled to expire under its terms upon the earlier of (i) March 28, 2016 and (ii) the date on which commitments under the Credit Agreement shall have been reduced to zero or terminated in whole pursuant to the terms of the Credit Agreement.

The Credit Agreement was established to enable the Company to borrow funds on an unsecured basis at variable interest rates and contained financial and other covenants, including a maximum net-debt-to-capital ratio covenant, as well as events of default with respect to the Company and in some circumstances its material subsidiaries.

The Credit Agreement was terminated in connection with the transfer of 37,573,040 shares of Baxalta Incorporated common stock (the “Exchanged Shares”) held by the Company to Chase Lincoln First Commercial Corporation (“Chase Lincoln”), the sole lender under the Credit Agreement prior to its termination, in exchange for the extinguishment of all the outstanding indebtedness thereunder. There were no material prepayment penalties or breakage costs or fees associated with the termination of the Credit Agreement. Chase Lincoln sold the Exchanged Shares in an underwritten public offering managed by its affiliate, J.P. Morgan Securities LLC (collectively with its affiliates, “JPM”). JPM has various financing and other advisory relationships with the Company and certain of its affiliates in the ordinary course of business and with respect to certain transactions. Immediately after giving effect to the exchange described above and the termination of the Credit Agreement, the Company continued to own 94,329,679 shares of Baxalta Incorporated common stock.

The description of the Credit Agreement set forth above is a summary and is qualified in its entirety by the complete text of the Credit Agreement. A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K of the Company filed on December 16, 2014 and a copy of Amendment No. 1 was filed as Exhibit 10.1 to a Current Report on Form 8-K of the Company filed on December 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016

BAXTER INTERNATIONAL INC.

/s/ David P. Scharf
By:	David P. Scharf
Corporate Vice President, General Counsel & Corporate Secretary